Exhibit 99.1








CONSOLIDATED FINANCIAL STATEMENTS
ARCap Investors, L.L.C. and Subsidiaries
YEAR ENDED DECEMBER 31, 2005

                    ARCap Investors, L.L.C. and Subsidiaries

                        Consolidated Financial Statements


                          Year ended December 31, 2005




                                    CONTENTS

Report of Independent Auditors ................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheet ....................................................2
Consolidated Statement of Operations ..........................................3
Consolidated Statement of Members' Equity .....................................4
Consolidated Statement of Cash Flows ..........................................5
Notes to Consolidated Financial Statements ....................................7

                         Report of Independent Auditors


The Board of Managers
ARCap Investors, L.L.C.

We have audited the accompanying consolidated balance sheet of ARCap Investors, L.L.C. and subsidiaries (the Company) as of December 31, 2005, and the related consolidated statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the placecountry-regionUnited States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ARCap Investors, L.L.C. and subsidiaries at December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the placecountry-regionUnited States.



/s/ Ernst & Young
Dallas, TX
February 1, 2006

                    ARCap Investors, L.L.C. and Subsidiaries

                           Consolidated Balance Sheet

                                December 31, 2005


ASSETS
Investment CMBS securities - available-for-sale, net (NOTE 3)        $  979,122,968
Investment CMBS securities - trading, net (NOTE 3)                       92,014,447
Resecuritization certificates - available-for-sale, net (NOTE 3)        101,833,443
Notes receivable (NOTE 4)                                                19,405,317
Accrued interest receivable                                              12,365,250
Deferred borrowing costs, net (NOTES 6 AND 7)                             6,526,184
Restricted cash - swaps (NOTES 5 AND 6)                                   3,533,604
Cash and cash equivalents                                                16,709,562
Other assets                                                              3,626,136
Notes receivable - employees (NOTE 13)                                    2,337,248
                                                                     --------------
Total assets                                                         $1,237,474,159
                                                                     ==============

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
   Long-term debt (NOTE 6)                                           $  355,800,000
   Repurchase agreements (NOTE 7)                                       182,036,094
   Deferred compensation (NOTE 14)                                       28,128,054
   Accrued income taxes payable (NOTE 8)                                  3,140,419
   Accrued expenses                                                       2,670,207
   Accrued interest payable                                               1,899,943
   CDO swap liability (NOTE 6)                                              460,331
   Borrowed investment securities and related interest
     rate swaps, net (NOTE 5)                                               238,101
                                                                     --------------
Total liabilities                                                       574,373,149

Commitments and contingencies

Minority interest in consolidated entities                              460,992,499
Members' equity (NOTE 12)                                               202,108,511
                                                                     --------------
Total liabilities and members' equity                                $1,237,474,159
                                                                     ==============


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                      Consolidated Statement of Operations

                          Year ended December 31, 2005


Revenues:
   Interest income - CMBS                                          $ 109,026,980
   Interest income - notes receivable                                  1,088,114
   Other income                                                       19,281,016
                                                                   -------------
                                                                     129,396,110

Expenses:
   Interest - long-term debt and repurchase agreements                27,462,155
   Interest - borrowed investment securities and related
     interest rate swaps, net                                            254,178
   Salaries and employee benefits                                     16,599,031
   General and administrative                                          6,830,391
   Provision for income taxes                                          3,140,419
                                                                   -------------
                                                                      54,286,174
                                                                   -------------
Net margin on CMBS and other income                                   75,109,936

Other revenue (expense):
   Accretion of purchase discounts                                    (4,060,328)
   Gain on investment securities, net (NOTE 10)                       23,066,888
   Gain on liquidation of investment security (NOTE 4)                 3,818,548
   Loss on reacquisition of long-term debt (NOTE 6)                   (1,740,006)
   Deferred compensation expense (NOTE 14)                           (11,213,701)
                                                                   -------------
                                                                       9,871,401
                                                                   -------------

Income before minority interest                                       84,981,337
Minority interest                                                    (26,177,231)
                                                                   -------------
Net income                                                            58,804,106

Other comprehensive income (loss) (NOTE 12):
   Unrealized gain on available-for-sale securities,
     net of minority interest expense of $7,777,241                   35,422,772
   Realized loss on hedging instrument - swaps,
     net of minority interest income of $1,587,084                       (64,838)
   Unrealized gain on swap liability,
     net of minority interest expense of $1,716,862                       70,140
   Amortization of realized gain on hedging instrument - swap,
     net of minority interest income of $299,680                         (88,181)
                                                                   -------------
                                                                      35,339,893
                                                                   -------------

Comprehensive income                                               $  94,143,999
                                                                   =============


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                    Consolidated Statement of Members' Equity


                                                           SERIES A
                                         COMMON            PREFERRED
                                         MEMBERS            MEMBERS             TOTAL
                                     ---------------------------------------------------
BALANCE AT JANUARY 1, 2005           $  93,873,110      $ 108,932,080      $ 202,805,190
   Distributions                       (16,761,663)       (11,273,872)       (28,035,535)
   Net income                           33,776,350         25,027,756         58,804,106
   Other comprehensive income           19,095,772         16,244,121         35,339,893
   Redemption of members' equity       (25,370,889)       (41,434,254)       (66,805,143)
   Conversion of members' equity        66,620,405        (66,620,405)                --
                                     ---------------------------------------------------
BALANCE AT DECEMBER 31, 2005         $ 171,233,085      $  30,875,426      $ 202,108,511
                                     ===================================================


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2005


OPERATING ACTIVITIES
Net income                                                                     $  58,804,106
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Gain on investment securities, net                                          (23,066,888)
     Gain on liquidation of investment security                                   (3,818,548)
     Accretion of purchase discounts                                               4,060,328
     Deferred compensation                                                        11,213,701
     Amortization of deferred borrowing costs                                      1,433,500
     Amortization of realized gain on hedging instrument -
       swap in other listscomprehensive income                                      (387,861)
     Loss on reacquisition of long-term debt                                       1,740,006
     Minority interest                                                            26,177,231
     Changes in operating assets and liabilities:
       Accrued interest receivable                                                (1,984,920)
       Restricted cash - swaps                                                     1,234,606
       Other assets                                                               (1,075,508)
       Notes receivable - employees                                               (1,384,634)
       Accrued income taxes payable                                                3,140,419
       Accrued expenses                                                            1,318,166
       Accrued interest payable                                                      (70,330)
       Borrowed investment securities and related interest rate swaps, net         1,040,678
                                                                               -------------
Net cash provided by operating activities                                         78,374,052

INVESTING ACTIVITIES
Purchases of investment securities - available-for-sale, net                    (214,205,393)
Proceeds from liquidation of investment securities                                17,094,498
Purchase of notes receivable                                                     (11,041,910)
Funding of notes receivable, net of principal payments                            (8,363,407)
Proceeds from realized gain on hedging instrument                                    526,400
                                                                               -------------
Net cash used in investing activities                                           (215,989,812)

FINANCING ACTIVITIES
Proceeds from repurchase agreements                                              126,825,176
Redemption of members' equity                                                    (66,805,143)
Distributions to members                                                         (28,035,535)
Capital contributions from minority interest holders                             149,543,343
Operating distributions to minority interest holders                             (39,015,594)
Payments for deferred borrowing costs                                                (77,935)
Payments for realized loss on hedging instrument - swaps, net                     (1,191,600)
                                                                               -------------
Net cash provided by financing activities                                        141,242,712
                                                                               -------------

Net change in cash and cash equivalents                                        $   3,626,952
Cash and cash equivalents at beginning of year                                    13,082,610
                                                                               -------------
Cash and cash equivalents at end of year                                       $  16,709,562
                                                                               =============


                    ARCap Investors, L.L.C. and Subsidiaries

                          Year ended December 31, 2005


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest on long-term debt
   and repurchase agreements                                              $26,463,378
                                                                          ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Investment securities exchanged for the following:
   Resecuritization certificates                                          $45,163,810
                                                                          ===========
   Other assets                                                           $   323,775
                                                                          ===========
Payable for realized loss on hedging instrument - swaps, net              $   235,800
                                                                          ===========
Subsidiary debt acquired by parent, eliminated in consolidation           $15,000,000
                                                                          ===========


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2005

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

ORGANIZATION

ARCap Investors, L.L.C. (the Company) was incorporated in January 1999 and commenced operations on March 17, 1999. The Company was organized to invest primarily in subordinate commercial mortgage-backed securities (CMBS).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of:

     -    The Company.

     -    ARCap REIT,  Inc.  (ARCap REIT),  a  majority-owned  subsidiary of the
          Company.

     - ARCap High Yield CMBS Fund, L.L.C. (the High Yield Fund), of which ARCap REIT owns an approximate 23% controlling interest. The High Yield Fund owns approximately 60% of ARCap CMBS Fund REIT, Inc. (the Fund REIT). ARCap 2003-1 Resecuritization, Inc. (2003-1 Resecuritization), a wholly owned subsidiary of the Fund REIT, owns all of the equity interest in ARCap 2003-1 Resecuritization Trust (the 2003-1 Trust). ARCap 2004-1 Resecuritization, Inc. (2004-1 Resecuritization), a wholly owned subsidiary of the Fund REIT, owns all of the equity interest in ARCap 2004-1 Resecuritization Trust (the 2004-1 Trust).

     - ARCap Diversified Risk CMBS Fund, L.L.C. (the Diversified Risk Fund), of which ARCap REIT owns an approximate 1% controlling interest. The Diversified Risk Fund owns approximately 40% of the Fund REIT.

     - ARCap Servicing, Inc., a taxable REIT subsidiary which is wholly owned by ARCap REIT.

     - ARCap 2004-RR3 Resecuritization, Inc. (2004-RR3) which is a wholly owned subsidiary of ARCap REIT.

     - ARCap 2005-RR5 Resecuritization, Inc. (2005-RR5) which is a wholly owned subsidiary of ARCap REIT.

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

     - ARCap Fund Management, L.L.C. (AFM), of which ARCap REIT owns an approximate 78.5% controlling interest. AFM owns a 5% controlling interest in and consolidates ARCap High Yield CMBS Fund II, L.L.C. (the High Yield Fund II), which, in turn, owns approximately 51% of the equity interest in and consolidates ARCap CMBS Fund II REIT, Inc. (the Fund II REIT). AFM also owns a 5% controlling interest in and consolidates ARCap Diversified Risk CMBS Fund II, L.L.C. (the Diversified Risk Fund II), which owns approximately 49% of the Fund II REIT.

     - ARCap Finance Corporation (AFC), a qualified REIT subsidiary which is wholly owned by ARCap REIT.

Minority interests primarily represent outside members' approximate 77% ownership in the High Yield Fund, outside members' approximate 99% ownership in the Diversified Risk Fund, outside members' 95% ownership in both the High Yield Fund II and the Diversified Risk Fund II, $109,000 of 12.5% preferred stock issued by Fund II REIT, and ARCap Fund Investments, L.L.C.'s (AFI) approximate 21.5% ownership in AFM. The Company has consolidated the High Yield Fund, Diversified Risk Fund, and AFM as it exercises control (as the Managing Member of both funds and AFM in accordance with the terms of the respective LLC agreements) over the operations of these entities. The Company records minority interest expense (income) that reflects the portion of the earnings (losses) of the operations which is applicable to the minority interest members. As the Managing Member of both the High Yield Fund and the Diversified Risk Fund, ARCap REIT is entitled to a 20% promote allocation in the event the funds achieve a specified investment return. Similarly, as the Managing Member of both the High Yield Fund II and the Diversified Risk Fund II, AFM is entitled to a 20% promote allocation in the event those funds achieve a specified investment return. Accordingly, minority interest expense may not equal the earnings of each of the Funds times the respective outside members' ownership percentages.

Separate books of accounts are maintained for ARCap REIT, the High Yield Fund, the Fund REIT, 2003-1 Resecuritization, the 2003-1 Trust, 2004-1 Resecuritization, the 2004-1 Trust, the Diversified Risk Fund, ARCap Servicing, Inc., 2004-RR3, 2005-RR5, AFM, the High Yield Fund II, the Fund II REIT, the Diversified Risk Fund II, AFI and AFC and are reflected in the accompanying consolidated financial statements of the Company. All material intercompany transactions and account balances have been eliminated in consolidation.

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

VARIABLE INTEREST ENTITIES

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised version of FASB Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES (FIN 46R). FIN 46R addresses the application of Accounting Research Bulletin No. 51, CONSOLIDATED FINANCIAL STATEMENTS, to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. An entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities, or are not exposed to the entity's losses or entitled to its residual returns (variable interest entities or VIEs). Variable interest entities within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, of its expected returns, or both.

As of December 31, 2005, the Company had invested approximately $1,006,482,000 in 41 CMBS securitizations, which were acquired during the period from 1999 to 2005. The aggregate collateral balance of these securitizations at formation totaled approximately $49,534,472,000. The Company's ownership of the subordinate classes of CMBS from an issuer gives it the right to control the foreclosure/workout process on the underlying loans. FIN 46R provides certain scope exceptions, one of which provides that an enterprise that holds a variable interest in a qualifying special-purpose entity (QSPE) does not consolidate that entity unless that enterprise has the unilateral ability to cause the entity to liquidate. SFAS No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, provides the requirements for an entity to be considered a QSPE. To maintain the QSPE exception, the trust must continue to meet the QSPE criteria both initially and in subsequent periods. A trust's QSPE status can be impacted in future periods by activities of its transferor(s) or other involved parties, including the manner in which certain servicing activities are performed. To the extent its CMBS investments have been issued by a trust that meets the requirements to be considered a QSPE, the Company records the investments at the purchase price paid. To the extent the underlying trusts are not QSPEs, the Company follows the guidance set forth in FIN 46R as the trusts would be considered VIEs.

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

The Company has analyzed the governing pooling and servicing agreements for each of its subordinate class CMBS and believes that the terms are industry standard and are consistent with the QSPE criteria. However, given uncertainty with respect to QSPE treatment due to ongoing review by the accounting profession (including the FASB's project to amend SFAS 140), possible actions by various parties involved with QSPEs, as discussed above, as well as varying and evolving interpretations of the QSPE criteria under SFAS 140, the Company has also analyzed the investments as if the trusts are not qualifying. Using the methodologies permitted under FIN 46R to compute expected losses and expected residual returns, the Company has concluded that it would not be the primary beneficiary of any of the underlying trusts.

INVESTMENT SECURITIES

The Company's investment security transactions are recorded on the trade date for existing securities and the settlement date for to-be-issued securities.

CMBS and resecuritization certificates classified as available-for-sale are securities that the Company considers for possible sales or other dispositions prior to the maturity of the securities. Available-for-sale securities are carried at their estimated fair value with unrealized gains and losses reported in other listscomprehensive income (loss) as a separate component of members' equity. The Company evaluates unrealized losses on its available-for-sale securities to determine if such declines in fair value are other than temporary. In the event a decline in the fair value of an available-for-sale security is deemed other than temporary, the decline in fair value would be recorded as an impairment to the security and charged through earnings rather than as a component of other listscomprehensive income (loss). Approximately $21,997,000 of "other than temporary" impairments has been recognized for the year ended December 31, 2005.

The Company's CMBS that are designated as trading assets represent securities the Company is holding for possible sales or other dispositions in the near term. Such securities are carried at their estimated fair value, with unrealized gains or losses included in earnings.

The fair value of the Company's portfolio of CMBS and resecuritization certificates is generally estimated by management based on market prices provided by certain dealers who make a market in these financial instruments. The market for the Company's CMBS and resecuritization certificates may lack

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

liquidity and have limited market volume. Accordingly, the fair values reported reflect estimates and may not necessarily be indicative of the amounts that the Company could realize in a current market exchange.

The yield to maturity on the Company's CMBS and resecuritization certificates depends on, among other things, the rate and timing of principal payments, the pass-through rate, and interest rate fluctuations. The subordinate CMBS interests and resecuritization certificates owned by the Company provide credit support to the more senior interests of the related commercial securitization. Cash flow from the mortgages underlying the CMBS interests and resecuritization certificates generally is allocated first to the senior interests, with the most senior interest having a priority entitlement to cash flow. Remaining cash flow is allocated generally among the other CMBS interests and resecuritization certificates in order of their relative seniority. To the extent that there are defaults and unrecoverable losses on the underlying mortgages that result in reduced cash flows, the most subordinate CMBS interest and resecuritization certificate will bear this loss first. To the extent that there are losses in excess of the most subordinate interest's or certificate's stated entitlement to principal and interest, then the remaining CMBS interests and resecuritization certificates will bear such losses in order of their relative subordination.

REVENUE RECOGNITION

Interest income and servicing fees are recognized as earned. Accretion of discounts is computed using the effective-interest method over the expected life of the securities based on management's estimates regarding the timing and amount of cash flows from the underlying collateral. The timing and amount of actual cash flows may differ from these estimates.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are utilized by the Company to reduce interest rate risk. The Company utilizes interest rate swaps as a means of hedging the potential financial statement impact of changes in the fair value of its portfolio of CMBS due to changes in interest rates and as a cash flow hedge to mitigate the risk of changes in the interest related cash outflows on the Company's long term debt issuances. Risks in these contracts arise from the movements in interest rates and from the possible inability of counterparties to meet the terms of their contracts. The Company carries its derivative financial

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

instruments  at  fair  value.  If the  cash  flow  hedge  qualifies  for  "hedge accounting" under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS No. 133), the unrealized gain or loss is included in other listscomprehensive income (loss). Otherwise, the change in the value of the hedge is included in earnings. For derivative financial instruments which otherwise qualify for hedge accounting, any gains or losses representing the amount of the hedge's ineffectiveness are appropriately included in earnings.

RESALE AND REPURCHASE AGREEMENTS

Transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) or sales of securities under agreements to repurchase (repurchase agreements or repos) are accounted for as collateralized financings, except where the Company does not have an agreement to sell (or purchase) the same or substantially the same securities before maturity at a fixed or determinable price.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with original maturities when purchased of three months or less.

RESTRICTED CASH - SWAPS

Restricted cash represents amounts required to be pledged under swap contracts (see Notes 5 and 6).

DEFERRED BORROWING COSTS

Deferred borrowing costs represent costs incurred in connection with the issuance of long-term debt. Such amounts are amortized using the effective-interest method over the term of the related debt (see Notes 6 and 7).

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

INCOME TAXES

The Company has elected to be taxed as a partnership, whereby all income is taxed at the member level. ARCap REIT has elected to be taxed as a real estate investment trust for federal income tax purposes. ARCap Servicing, Inc. is a taxable REIT subsidiary and its income is subject to applicable federal and state income taxes. AFC is a qualified REIT subsidiary and will be consolidated with ARCap REIT for federal income tax purposes.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the placecountry-regionUnited States requires management to make estimates and assumptions that affect reported amounts of certain assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts herein have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

The Company's CMBS and resecuritization certificates, interest rate swap agreements, and securities borrowed are carried at their estimated fair values. The Company's management believes that the fair values of its cash and cash equivalents, restricted cash, notes receivable and variable rate repurchase agreements approximate their carrying values due to the nature of the instruments or the fact that their terms approximate current market terms.

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

The fair value of the Company's fixed rate long-term debt and repurchase agreements was comprised of the following at December 31, 2005:


             DEBT                              FACE             FAIR VALUE
-------------------------------            ------------        ------------
2003-1 CDO (see Note 6)                    $180,800,000        $186,305,000
2004-1 CDO (see Note 6)                     175,000,000         177,393,000
Long-term fixed rate repurchase
   agreements (see Note 7)                   25,367,000          24,618,000


Fair value was estimated using a discounted cash flow analysis based on an interest rate of 5.75% for both the collateralized debt obligations (CDO) and long-term fixed rate repurchase agreements, which management believes is currently available for the issuance of similarly rated debt.

2. MEMBERS' EQUITY

The Limited Liability Company Agreement (LLC Agreement) establishes two classes of membership: Series A Preferred members and Common members.

Cash flows are distributed in the following order of priority:

     - To the Series A Preferred members in an amount equal to the accrued and unpaid Preferred Distributions (12% per annum of the $25.00 price per Unit).

     - To the Common members in an amount equal to the amount determined by the Board of Managers, provided that if the amount distributable to the Common members shall exceed a cumulative annual return on the Common Units of 12% per annum, the Board of Managers shall notify the Series A Preferred members 30 days in advance of the record date for distribution of Cash Flow.

     - To the extent that any remaining Cash Flow received during such tax period is not includable in the income of the Company, to members that have been allocated Net Profits in excess of amounts actually distributed to such members, in proportion to such amounts.

                    ARCap Investors, L.L.C. and Subsidiaries

2. MEMBERS' EQUITY (CONTINUED)

Net Profits of the Company are allocated as follows:

     - To the Series A Preferred members to the extent of amounts distributed or distributable to them in such taxable year.

     - To the Series A Preferred members to the extent Net Losses previously allocated to such members exceed undistributed Net Profits previously allocated to them.

     - To the Common members to the extent of amounts distributed or distributable to them in such taxable year.

     - To the Common members to the extent Net Losses previously allocated to such members exceed undistributed Net Profits previously allocated to them.

     -    To the members in proportion to their Percentage Interests.

Net Losses of the Company are allocated as follows:

     - To the members in an amount equal to undistributed Net Profits allocated to such members.

     -    To the  Common  members  pro  rata  to the  extent  of  their  Capital
          Accounts.

     - To the Series A Preferred members pro rata to the extent of their Capital Accounts.

SERIES A PREFERRED UNITS

Series A Preferred Units are convertible into Common Units at the Conversion Price in effect on the Conversion Date. On August 18, 2005, 800,000 Series A Preferred Units were converted to Common Units and on December 30, 2005, 1,205,000 Series A Preferred Units were converted to Common Units.

In addition, upon either a change in control or sale or transfer of all or substantially all of the assets of the Company, Series A Preferred Units may, at the holder's option, be redeemed at $25.00 per unit, plus accrued and unpaid Preferred Distributions.

                    ARCap Investors, L.L.C. and Subsidiaries

2. MEMBERS' EQUITY (CONTINUED)

On August 18, 2005, the Company redeemed 1,143,376 Series A Preferred Units and 891,505 Common Units for approximately $66,805,000 with proceeds generated from the 2005-RR5 re-REMIC transaction (see Note 9). At December 31, 2005, there were a total of 943,182 Series A Preferred Units and 5,947,566 Common Units issued and outstanding.

The LLC Agreement contains certain restrictive covenants regarding the amount of variable rate debt, total debt, and certain financial ratios. Failure to meet the covenants in successive quarters can result in the Chief Executive Officer and Chief Operating Officer being removed from the Board of Managers until such time as the covenants are cured for successive quarters. Management believes that the Company has not violated the covenants in successive quarters.

3. INVESTMENT SECURITIES

The Company's available-for-sale CMBS securities are carried at estimated fair value and were comprised of the following at December 31, 2005:


                              FACE          ACCRETED COST       FAIR VALUE         PERCENTAGE
                        ----------------------------------------------------------------------
Subordinate CMBS:
   Security rating:
     BBB-               $   87,723,000     $   82,754,005     $   80,265,388           8.20%
     BB+                    79,639,000         67,620,934         69,911,727           7.14%
     BB                    269,375,901        219,271,397        236,496,383          24.15%
     BB-                   226,518,775        162,727,215        174,141,545          17.79%
     B+                    243,550,118        156,613,239        173,150,008          17.68%
     B                     175,954,613        100,429,430        102,163,830          10.43%
     B-                    149,754,095         63,917,366         71,625,221           7.32%
     NR                    279,629,983         69,751,283         71,368,866           7.29%
                        ----------------------------------------------------------------------
                        $1,512,145,485     $  923,084,869     $  979,122,968         100.00%
                        ======================================================================


                    ARCap Investors, L.L.C. and Subsidiaries

3. INVESTMENT SECURITIES (CONTINUED)

The Company's trading CMBS securities are carried at estimated fair value and were comprised of the following at December 31, 2005:


                            FACE             COST          FAIR VALUE         PERCENTAGE
                        ----------------------------------------------------------------
Subordinate CMBS:
   Security rating:
     BB+                $ 55,591,000     $ 45,003,213     $ 52,148,486          56.67%
     NR                  248,970,803       72,543,757       39,865,961          43.33%
                        ----------------------------------------------------------------
                        $304,561,803     $117,546,970     $ 92,014,447         100.00%
                        ================================================================


The Company's resecuritization certificates are carried at estimated fair value and were comprised of the following at December 31, 2005:


                                           FACE        ACCRETED COST     FAIR VALUE         PERCENTAGE
                                      -----------------------------------------------------------------
Subordinate
   Resecuritization Certificates:
     Security rating:
       AAA (IO)                       $          -     $ 20,407,688     $ 25,460,191          25.00%
       AAA                              26,150,000       12,665,070       25,875,784          25.41%
       BBB+                             12,536,000        4,768,893        9,690,604           9.52%
       BBB                               9,402,000        3,262,923        6,692,473           6.57%
       BBB-                              9,402,000        2,857,506        6,168,143           6.06%
       BB+                              15,670,000        3,432,016        7,656,645           7.52%
       BB                                6,268,000        1,108,934        2,518,011           2.47%
       BB-                               9,402,000        1,394,795        3,168,058           3.11%
       B+                                9,402,000          547,049        1,183,565           1.16%
       B                                 9,402,000          540,818        1,183,238           1.16%
       B-                                9,402,000          533,026        1,182,279           1.16%
       NR (IO)                                   -          201,130          379,147           0.37%
       NR                               79,490,863        4,329,576       10,675,305          10.49%
                                      -----------------------------------------------------------------
                                      $196,526,863     $ 56,049,424     $101,833,443         100.00%
                                      =================================================================


At December 31, 2005, the AAA interest-only certificate had a notional amount of $545,431,371 and the NR interest-only certificate had a notional amount of $78,350,000.

                    ARCap Investors, L.L.C. and Subsidiaries

3. INVESTMENT SECURITIES (CONTINUED)

At December 31, 2005, the accumulated accretion of purchase discounts was comprised of the following:


                                                                   ACCUMULATED
                                                                    ACCRETION
                                                                   ------------
 Available-for-sale                                                $ 21,990,000
 Trading                                                            (14,287,000)
 Resecuritization certificates                                       (6,036,000)


The gross cumulative unrealized gains and losses on the Company's available-for-sale investment securities were approximately $80,297,000 and $(8,201,000), respectively, at December 31, 2005, for total accumulated other listscomprehensive income on available-for-sale securities of approximately $72,096,000.

The cumulative unrealized losses of approximately $8,201,000 on available-for-sale securities at December 31, 2005, are net of approximately $16,058,000 cumulative losses charged to earnings as other than temporary declines in value. The cumulative unrealized losses related to 46 investment securities, with a fair value of approximately $177,895,000, which have been in an unrealized loss position as follows:


                                                FAIR VALUE AT       UNREALIZED LOSS
    NUMBER OF                     NUMBER OF      DECEMBER 31,       AT DECEMBER 31,
CONSECUTIVE MONTHS                SECURITIES         2005                 2005
-----------------------------------------------------------------------------------
Less than 12                            41       $166,761,884       $  3,990,893
Greater than 12                          5         11,132,714          4,210,105
                                  -------------------------------------------------
Total                                   46       $177,894,598       $  8,200,998
                                  =================================================


Changes in fair value are impacted by changes in benchmark interest rates, as well as spread changes. Spread changes can be attributable to either sector movements or changes in the credit quality of the underlying collateral. Management believes there are no material changes in the credit quality of the underlying collateral which impacted the remaining cumulative unrealized losses to date, and the Company has the intent and ability to hold these investments until maturity or until the fair value recovers above accreted cost.

                    ARCap Investors, L.L.C. and Subsidiaries

3. INVESTMENT SECURITIES (CONTINUED)

The gross cumulative unrealized gains and losses on the Company's trading investment securities at December 31, 2005, were approximately $8,008,000 and $(19,254,000), respectively. The gross cumulative unrealized gains and losses on the Company's resecuritization certificates at December 31, 2005, were approximately $45,784,000 and $0, respectively.

4. NOTES RECEIVABLE

In July 2005, AFC entered into a participation and servicing agreement to fund a mezzanine loan. The maximum principal amount to be funded under the agreement is $14,200,000, including accrued interest. Fundings under the agreement accrue interest at 13% and require current interest payments at a rate of 7%. At December 31, 2005, the total amount of the loan outstanding was approximately $8,535,000 and accrued interest totaled $375,000.

In April 2005, the High Yield Fund II exercised its right to liquidate the CMAC 1996-C2 securitization trust and acquired the remaining five loans in the trust. The transaction resulted in the payoff of the full face value of the underlying bond. In connection with the payoff, the High Yield Fund II recognized a gain of approximately $3,819,000, which has been included in earnings, equal to the difference between the bond purchase price and the face value collected on the bond (See Note 13).

The five loans acquired from the trust are carried at the aggregate current principal balance in notes receivable in the accompanying consolidated balance sheet. To determine estimated allowances for loan losses, management evaluates the loan aging and performs quarterly reviews of historical financial information and property data on the underlying assets of the loans. At December 31, 2005, all scheduled payments of principal and interest are current, and management believes the remaining loan balances are fully collectible.

                    ARCap Investors, L.L.C. and Subsidiaries

5. BORROWED INVESTMENT SECURITIES AND RELATED INTEREST RATE SWAPS, NET

The Company's borrowed investment securities and related interest rate swaps are carried at estimated fair value and are comprised of the following at dateMonth12Day31Year2005December 31, 2005:


            SECURITY               COUPON                                         FAIR        UNREALIZED
           DESCRIPTION              RATE          FACE           BASIS           VALUE        GAIN (LOSS)
------------------------------------------------------------------------------------------------------------
U.S. Treasury (08-15-11)         5.000%      $(3,423,000)     $(3,390,375)     $(3,533,713)     $  (143,338)
U.S. Treasury (11-15-12)         4.000%       (3,603,000)      (3,579,918)      (3,525,873)          54,045
                                           ------------------------------------------------------------------
                                             $(7,026,000)     $(6,970,293)      (7,059,586)     $   (89,293)
                                           =================================                   ==============
Reverse repurchase agreements                                                    7,098,068
                                                                               ------------
Borrowed investment securities, net                                                 38,482
Interest rate swaps                                                               (276,583)
                                                                               ------------
Borrowed investment securities and related interest rate swaps, net            $  (238,101)
                                                                               ============


The borrowed U.S. Treasury securities were sold in the open market (i.e., a "short" security sale). The Company is obligated to return the securities in the future and is, therefore, exposed to price risk until it repurchases the securities for delivery to the lender. Short security sales are used by the Company to modify its interest rate risk. The Company must pay the security lender the interest earned by the underlying security. Short security sales are recorded at the estimated fair value of the borrowed securities, and any unrealized gains (losses) are included in earnings.

Proceeds from short security sales are used to purchase reverse repurchase agreements of the same security. The transactions are governed by one master repurchase agreement with rights of offset and, therefore, the values of the short security sales and reverse repurchase agreements have been offset and shown as one line item in the accompanying consolidated financial statements. It has been the Company's practice to settle these transactions on a net basis.

In July 2005, the Diversified Risk Fund repurchased $7,097,000 in face of "short" U.S. Treasury securities. The Diversified Risk Fund realized a gain of approximately $132,000 in connection with the transaction, of which approximately $80,000 was attributable to current year earnings.

                    ARCap Investors, L.L.C. and Subsidiaries

5.  BORROWED  INVESTMENT   SECURITIES  AND  RELATED  INTEREST  RATE  SWAPS,  NET
(CONTINUED)

In September 2004, the Company entered into a forward-starting swap with Bear Stearns Capital Markets to mitigate the risk of interest-rate fluctuations. The 5.27% fixed rate swap has a notional amount of $10,720,000 and matures April 1, 2016. At December 31, 2005, approximately $544,000 of restricted cash serves as collateral against the swap. During the year ended December 31, 2005, the swap had an unrealized gain of approximately $28,000, which has been included in earnings.

6. LONG-TERM DEBT

The Diversified Risk Fund II has entered into amortizing forward-starting swap agreements to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund II REIT's contemplated long-term debt issuance. At December 31, 2005, the Diversified Risk Fund II had swaps outstanding with a combined notional balance of $22,775,000, a maturity date of January 1, 2017, and interest rates ranging from 5.069% to 5.165%. The Diversified Risk Fund II swaps do not qualify for hedge accounting in accordance with SFAS No. 133. Accordingly, as of December 31, 2005, its cumulative unrealized loss of approximately $257,000, has been included in earnings.

The High Yield Fund II has entered into amortizing forward-starting swap agreements as a cash flow hedge to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund II REIT's contemplated long-term debt issuance. At December 31, 2005, the High Yield Fund II had one swap outstanding with a notional balance of $16,530,000, a maturity of January 1, 2017, and an interest rate of 5.165%. The High Yield Fund II swaps qualify for hedge accounting in accordance with SFAS No. 133. Accordingly, as of December 31, 2005, its cumulative unrealized loss of approximately $203,000 is included in other listscomprehensive income (loss). No portion of the loss was attributable to the hedge's ineffectiveness during the year ended December 31, 2005.

At December 31, 2005, approximately $2,989,000 of restricted cash served as collateral against the High Yield Fund II and the Diversified Risk Fund II swaps. In connection with these swaps, the Fund II REIT has guaranteed the High Yield Fund II's and the Diversified Risk Fund II's performance under their swap agreements with Morgan Stanley Mortgage Capital Inc. (MSMC).

                    ARCap Investors, L.L.C. and Subsidiaries

6. LONG-TERM DEBT (CONTINUED)

In December 2005, the Diversified Risk Fund II and the High Yield Fund II terminated forward-starting swap agreements concurrent with the Fund II REIT's pricing of its first long-term debt issuance. The Diversified Risk Fund II's terminated forward-starting swap agreements had a combined notional balance of $151,050,000 and, in connection with the termination of the swaps, the Diversified Risk Fund II recognized a realized gain of approximately $389,000, which is included in earnings for the year ended datelstransMonth12Day31Year2005December 31, 2005. The High Yield Fund II's terminated forward-starting swap agreements had a combined notional balance of $114,396,000 and in connection with the termination of the swaps, the High Yield Fund II recognized a realized loss in other listscomprehensive income for the year ended December 31, 2005 of approximately
$1,652,000 and approximately $362,000 of gains were reclassified into earnings as a result of the hedges' ineffectiveness. The realized loss in other listscomprehensive income will be accreted into earnings as an increase to interest expense over the earliest of the expected lives of the CDO (see Note
15). Within the next twelve months, the High Yield Fund II will reclassify approximately $216,000 of the realized loss held in other listscomprehensive income into earnings.

In February 2004, the High Yield Fund entered into an amortizing forward-starting swap as a cash flow hedge (the CDO swap) to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund REIT's debt issuance. The 4.1625% fixed rate swap had a notional amount of approximately $108,182,000 and a maturity date of April 1, 2015. The CDO swap was terminated April 16, 2004, concurrent with the pricing of the 2004-1 CDO. In connection with the termination of the CDO swap, the High Yield Fund recognized a gain of $2,450,000 in listscomprehensive income, which is being accreted into earnings as a reduction of interest expense over the life of the 2004-1 CDO. For the year ended December 31, 2005, the High Yield Fund had reclassified approximately $388,000 of the realized gain held in accumulated other listscomprehensive income into earnings and another approximately $367,000 will be reclassified into earnings within the next twelve months.

During April 2004, the Fund REIT contributed 66 CMBS certificates with an approximate fair value of $226,000,000 to its subsidiary, 2004-1 Resecuritization, for deposit with the 2004-1 Trust. The 2004-1 Trust resecuritized the pooled certificates and issued $185,000,000 in notes of Class A through G with fixed rate coupons ranging from 4.73% to 7.61%. The Class A through G notes mature in increments from June 2011 through December 2015. ARCap REIT holds $10,000,000 of Class G notes with a fixed rate coupon of 7.61% as a

                    ARCap Investors, L.L.C. and Subsidiaries

6. LONG-TERM DEBT (CONTINUED)

security, which has been eliminated in consolidation. The notes are secured by the 66 CMBS certificates, which have a carrying value of approximately $241,680,000 at December 31, 2005. Accrued interest payable at December 31, 2005, was approximately $804,000.

The High Yield Fund capitalized approximately $4,406,000 of deferred borrowing costs related to the issuance of the 2004-1 CDO. The costs are being amortized over the earliest of the expected lives of the debt, which is seven years (through June 2011). The High Yield Fund amortized approximately $706,000 of the costs for the year ended December 31, 2005. Total accumulated amortization of deferred borrowing costs at December 31, 2005, was approximately $1,201,000.

During August 2003, the Fund REIT contributed 64 CMBS certificates with an approximate fair value of $260,000,000 to its subsidiary, 2003-1 Resecuritization, for deposit with the 2003-1 Trust. The 2003-1 Trust resecuritized the pooled certificates and issued $220,800,000 in notes of Class A through G with fixed rate coupons ranging from 4.97% to 8.74%. The Class A through G notes mature in increments from September 2011 through March 2013. ARCap REIT holds $40,000,000 of the Class G notes with a fixed rate coupon of 8.74%, including $15,000,000 of such notes acquired during 2005 at a premium of approximately $1,740,000. The Class G notes held by ARCap REIT have been eliminated in consolidation. As part of the elimination, the premium of approximately $1,740,000 paid by ARCap REIT during 2005 has been reflected as an loss on the reacquisition of long-term debt in the accompanying consolidated statement of operations. The notes are secured by the 64 CMBS certificates, which have a carrying value of approximately $319,517,000 at December 31, 2005. Accrued interest payable at December 31, 2005, was approximately $910,000.

The High Yield Fund capitalized approximately $4,800,000 of deferred borrowing costs related to the issuance of the 2003-1 CDO. The costs are being amortized over the earliest of the expected lives of the debt, which is eight years (through September 2011). The High Yield Fund amortized approximately $681,000 of the costs for the year ended December 31, 2005. Total accumulated amortization of deferred borrowing costs at December 31, 2005, was approximately $1,665,000.

                    ARCap Investors, L.L.C. and Subsidiaries

7. REPURCHASE AGREEMENTS

ARCap REIT and the Fund II REIT have each entered into short-term repurchase agreements with Bear, Stearns & Co. Inc. (Bear) to finance a portion of their CMBS purchases. ARCap REIT, the Diversified Risk Fund II, the Fund II REIT, the Diversified Risk Fund, and the Fund REIT have each entered into a credit facility with Liquid Funding, Ltd. (LFL), an affiliate of Bear, to finance a portion of their CMBS purchases through both short-term variable rate and long-term fixed rate repurchase agreements. ARCap REIT, the Diversified Risk Fund II, and the Fund II REIT have also entered into short-term repurchase agreements with MSMC to finance a portion of their CMBS purchases.

At December 31, 2005, the Diversified Risk Fund II had short-term variable rate repurchase agreements outstanding with LFL of $32,874,000, with an interest rate of 5.078% and a maturity of 33 days. The balance was collateralized by CMBS investments with a fair value of approximately $52,934,000 at December 31, 2005.

Accrued interest payable for the Diversified Risk Fund II under the LFL facility at December 31, 2005, was approximately $19,000.

At December 31, 2005, the Diversified Risk Fund II had short-term variable rate repurchase agreements outstanding with MSMC of approximately $9,260,000, with an interest rate of 5.139% and a maturity of 31 days. The balance was collateralized by CMBS investments with a fair value of approximately $18,219,000 at December 31, 2005.

Accrued interest payable for the Diversified Risk Fund II under the MSMC facility at December 31, 2005, was approximately $5,000.

At December 31, 2005, Fund II REIT had short-term variable rate repurchase agreements outstanding with Bear of $3,000,000 with an interest rate of 4.250% which is re-priced daily. The short-term repurchase agreements were collateralized by a portion of the Company's portfolio of CMBS with a fair value of approximately $7,469,000 at December 31, 2005.

                    ARCap Investors, L.L.C. and Subsidiaries

7. REPURCHASE AGREEMENTS (CONTINUED)

Fund  II  REIT's   accrued   interest   payable   under  the  Bear  facility  at
December 31, 2005, was approximately $4,000.

At December 31, 2005, the Fund II REIT had short-term variable rate repurchase agreements outstanding with LFL of $99,499,000 with an average interest rate of 5.316% and a maturity of 33 days. The balance was collateralized by CMBS investments with a fair value of approximately $148,115,000 at December 31, 2005.

Accrued interest payable for the Fund II REIT under the LFL facility at December 31, 2005, was approximately $59,000.

The High Yield Fund II and the Diversified Risk Fund II have guaranteed the Fund II REIT's performance under its master repurchase agreement with MSMC. At December 31, 2005, the Fund II REIT had no obligations outstanding with MSMC.

At December 31, 2005, the Diversified Risk Fund had short-term variable rate repurchase agreements outstanding with LFL of $3,979,000, with an interest rate of 5.170% and a maturity of 33 days. The balance was collateralized by CMBS investments with a fair value of approximately $10,378,000 at December 31, 2005.

The Diversified Risk Fund had a long-term repurchase agreement outstanding with LFL at December 31, 2005, of $25,367,000, which carries a 4.135% fixed interest rate from the initial purchase date of June 2003 until final repurchase in June 2008. The balance was collateralized by CMBS investments with a fair value of approximately $41,770,000 at December 31, 2005.

The Diversified Risk Fund's combined accrued interest payable under the LFL facility at December 31, 2005, was approximately $54,000.

The Diversified Risk Fund capitalized approximately $228,000 of deferred borrowing costs related to the issuance of the long-term repurchase agreement with LFL. The Diversified Risk Fund amortized approximately $47,000, of deferred costs for the year ended December 31, 2005. Total accumulated amortization of deferred borrowing costs at December 31, 2005, was approximately $120,000.

                    ARCap Investors, L.L.C. and Subsidiaries

7. REPURCHASE AGREEMENTS (CONTINUED)

As of December 31, 2005, the Fund REIT had no obligations under its facility with LFL.

ARCap REIT had short-term repurchase agreements outstanding with Bear of approximately $544,000 with an interest rate of 4.25%, which is re-priced daily. The balance was collateralized by a portion of the Company's resecuritization certificates with a fair value of approximately $10,120,000 at December 31, 2005.

Accrued interest payable for ARCap REIT under the Bear facility at December 31, 2005, was approximately $6,000.

At December 31, 2005, ARCap REIT had short-term variable rate repurchase agreements outstanding with LFL of $2,250,000 with an interest rate of 5.128% and a maturity of 33 days. The balance was collateralized by resecuritization certificates with a fair value of approximately $44,612,000 at December 31, 2005.

Accrued interest payable for ARCap REIT under the LFL facility at December 31, 2005, was approximately $1,000.

At December 31, 2005, ARCap REIT had short-term variable rate repurchase agreements outstanding with MSMC of approximately $5,263,000, with an interest rate of 4.789% and a maturity of 29 days. The balance was collateralized by resecuritization certificates with a fair value of approximately $25,460,000 at December 31, 2005.

Accrued interest payable for ARCap REIT under the MSMC facility at December 31, 2005, was approximately $2,000.

8. INCOME TAXES PAYABLE

For the year ended December 31, 2005, the Company recorded a provision for federal income taxes of approximately $2,895,000 and state income taxes of approximately $245,000, related to the operations of ARCap Servicing, Inc.
(ASI), its taxable REIT subsidiary. The provision for federal income taxes for the year ended December 31, 2005, has been recorded at a rate of 35% times the expected 2005 taxable income for ASI. ASI has a net operating loss carryforward from 2003 of approximately $570,000 which is expected to be utilized in the current taxable year in computing its taxable income.

There are no significant differences between book income and taxable income related to ASI's operations.

                    ARCap Investors, L.L.C. and Subsidiaries

9. 2005-RR5 RE-REMIC TRANSACTION

On August 16, 2005, ARCap REIT contributed 26 investment securities with an approximate fair value of $83,358,000 to its subsidiary, 2005-RR5, which, in turn, sold the bonds to a separate trust, ARCap 2005-RR5 Resecuritization Trust (the 2005-RR5 Trust). The 2005-RR5 Trust resecuritized the pooled certificates and issued $83,110,000 in face value of certificates to third-party investors for gross proceeds of $79,711,683. The proceeds together with the remaining $230,291,127 in face value of certificates and an interest-only certificate, which has a notional amount of $78,350,000, were transferred to 2005-RR5 (the certificates not sold to third-party investors comprise the Retained Resecuritization Certificates).

The transaction was accounted for as a sale in accordance with Statement of Financial Accounting Standards No. 140, ACCOUNTING FOR THE TRANSFERS AND
SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, and, accordingly, the Company recognized a partial gain based on the consideration received, which consisted of (i) cash proceeds of $79,711,683; (ii) the fair value of the Retained Resecuritization Certificates; and (iii) a servicing asset which has a carrying value of $316,804, net of $6,971 of amortization as of December 31, 2005, which is included in other assets in the accompanying consolidated balance sheet.

A summary of the gain on the sale of the 26 investment securities in connection with the 2005-RR5 re-REMIC transaction was as follows:


Proceeds from sale of investment securities                        $ 79,711,683
Cost of sales                                                        (5,428,179)
Relative book value of investment securities
   sold for cash                                                    (37,870,057)
                                                                   ------------
Gain on 2005-RR5 re-REMIC transaction                              $ 36,413,447
                                                                   ============


In connection with the 2005-RR5 re-REMIC transaction, approximately $6,494,000 of unrealized gains on available-for-sale investment securities in other listscomprehensive income were reversed into earnings as a realized gain on CMBS and resecuritization certificates and approximately $27,464,000 of unrealized losses on trading investment securities were reversed into realized loss on CMBS and resecuritization certificates.

Subsequent to the closing of the transaction, 2005-RR5 sold an additional certificate with a face value of $16,100,000 at an approximate price of $16,384,000. A realized gain of approximately $8,662,000 was recorded in connection with the sale, of which $8,532,000 was previously recognized as an unrealized gain.

The Retained Resecuritization Certificates had a face amount of $196,526,863 and a fair value of $76,373,252 as of December 31, 2005. The Retained Resecuritization Certificates consist of twelve separate classes of bonds, with one bond having a rating of AAA and the remaining bonds having ratings ranging from BBB+ down through non-rated. Fair value is determined by discounting the contractual cash flows of each bond using a risk-adjusted rate appropriate for the corresponding rating of each respective bond for this type of transaction. The discount rate used for each rating reflects the risk premium inherent in the assumption that the full amount of the face of the Retained Resecuritization Certificates may not be realized.

10. GAIN ON INVESTMENT SECURITIES, NET

The composition of the Company's gain on investment securities, net for the year ended December 31, 2005, was as follows:


Unrealized gain - borrowed investment securities                   $    130,282
Unrealized gain - interest rate swap                                     27,626
Unrealized gain - portion of the CDO swap not
   qualifying for "hedge accounting"                                    570,270
Unrealized gain - CMBS                                               18,286,483
Realized loss - CMBS, net                                           (11,247,144)
Realized gain - 2005-RR5 re-REMIC transaction                        36,413,447
Realized loss - "other than temporary" losses on
   available-for-sale CMBS                                          (21,996,759)
Realized gain - borrowed investment securities, net                     131,761
Realized gain on hedging instrument - swaps, net                        750,922
                                                                   ------------
Gain on investment securities, net                                 $ 23,066,888
                                                                   ============


11. OPERATING LEASES

The Company leases its office space and certain equipment under operating leases that expire between July 2006 and June 2016. The office lease provides for an annual basic rental of approximately $470,000 during the lease term. Lease expense for the year ended December 31, 2005, was approximately $812,000.

                    ARCap Investors, L.L.C. and Subsidiaries

11. OPERATING LEASES (CONTINUED)

Future minimum lease payments under these leases are as follows:


        2006                                              $  937,000
        2007                                                 633,000
        2008                                                 575,000
        2009                                                 558,000
        2010                                                 544,000
        Thereafter                                         2,760,000
                                                          ----------
        Total                                             $6,007,000
                                                          ==========


12. OTHER COMPREHENSIVE INCOME

The composition of the Company's other comprehensive income (loss), net of minority interest, as of December 31, 2005, and for the year then ended, was as follows:


                                                                        CUMULATIVE
                                                     YEAR ENDED        BALANCE AS OF
                                                     DECEMBER 31,      DECEMBER 31,
                                                         2005              2005
                                                     ------------------------------
Unrealized gain on available-for-sale securities     $ 35,422,772      $ 56,544,073
Unrealized gain (loss) on swap liability                   70,140            (7,968)
Realized loss on hedging instrument - swaps, net          (64,838)          (64,838)
Amortization of realized gain on hedging
   instrument - swap, net                                 (88,181)          407,297
                                                     ------------------------------
Other comprehensive income                           $ 35,339,893      $ 56,878,564
                                                     ==============================


13. TRANSACTIONS WITH LISTSAFFILIATES AND RELATED PARTIES

At times, the Company purchases investment securities at fair value from members of the Company or their affiliates. These purchases represent transactions that are in the normal course of business of the Company and the members. During the year ended December 31, 2005, the Company made no such purchases.

                    ARCap Investors, L.L.C. and Subsidiaries

13. TRANSACTIONS WITH LISTSAFFILIATES AND RELATED PARTIES (CONTINUED)

In January 2005, ARCap REIT sold a CMBS bond (CMAC 1996-C2) to the Fund II REIT with a face value of $17,225,000 at an approximate sales price of $13,407,000.

The Company has loaned approximately $231,000 to a key executive for funding of tax liabilities associated with units granted under an incentive compensation arrangement. As of December 31, 2005, there was approximately $43,000 outstanding. The loan bears interest at a rate of 7% per annum, and payment is due quarterly on the distribution date for the Common Units. Payment is due only to the extent that the quarterly distribution is sufficient to pay them. The loan becomes due upon termination of the executive's employment with the Company, and recourse is limited to the Common Units securing the loans.

As of December 31, 2005, the Company has loaned approximately $2,294,000 to key executives for funding of their member contributions to AFI. These loans bear an interest rate of 4% per annum. Payments of accrued interest are due quarterly on the earlier of the date of operating cash flow distributions made by AFI or the 30th day after the close of each calendar quarter. Payments of principal are due and payable in (i) an amount equal to 35% of all operating cash flow distributions made by AFI to the borrower on account of a quarter less accrued interest for such quarter to the extent such amount is greater than zero, and
(ii) an amount equal to 100% of all permanent financing proceeds distributions received. The loans become due upon the earlier of the dissolution of AFI or June 30, 2016, and the loans are full-recourse to the borrowers.

14. EMPLOYEE BENEFITS

The Company holds a contributory defined contribution 401(k) plan that covers substantially all full-time employees. The Company matches participant contributions up to 5% of each participant's total compensation. Matching contributions totaled approximately $378,000 for the year ended December 31, 2005.

The Company has a deferred compensation plan for key employees and eligible directors. The Board of Managers originally approved the availability of approximately 690,000 phantom appreciation units and 296,000 phantom grant units for awards to employees, all of which have been granted. Effective January 1, 2004, the Board of Managers approved the availability of an additional 280,000

                    ARCap Investors, L.L.C. and Subsidiaries

14. EMPLOYEE BENEFITS (CONTINUED)

phantom appreciation units and 120,000 phantom grant units under a second deferred compensation plan, of which 105,657 phantom appreciation units and 55,874 phantom grant units have been awarded as of December 31, 2005.

All of the phantom grant units which have been awarded are vested. Once vested, employees are entitled to receive additional compensation in an amount equal to the per Unit amount distributed on account of the Common Units times the number of grant units vested in the employee. The employee is entitled to compensation regardless of whether the distribution to the holders of Common Units is an ordinary distribution or an extraordinary distribution. Thus, if the Company is sold or liquidated, the employee would be entitled to share in the proceeds of the sale or liquidation on the same basis as the holders of Common Units with respect to vested grant units. For the year ended December 31, 2005, the Company paid approximately $1,756,000 related to the vested grant units.

All of the phantom appreciation units which have been awarded are also vested. Once vested, employees begin to "earn" the right to receive compensation on account of each vested appreciation unit by being credited with an amount equal to the per Unit distributions made to holders of Common Units until the amount credited equals the Initial Value (i.e., the price at which a vested employee could obtain the appreciation unit) established by the Compensation Committee. Vested employees are entitled to compensation on account of each vested appreciation unit in an amount equal to the per Unit distributions made to holders of Common Units only after they have "earned" credits equal to the Initial Value. In the event of a liquidation or sale, employees with vested appreciation units are entitled to compensation in an amount equal to the per Unit proceeds in excess of the Initial Value plus the credits which have been earned.

The Company has adopted a Fund I incentive compensation plan (the Fund I promote plan) for participating employees, under which participants are entitled to share in a portion of the High Yield Fund and the Diversified Risk Fund promotes received by ARCap REIT. The Board of Managers approved the availability of 40,000 units for awards to employees of which 19,955 units have been awarded as of December 31, 2005. The units are vested upon issuance.

                    ARCap Investors, L.L.C. and Subsidiaries

14. EMPLOYEE BENEFITS (CONTINUED)

The Company has also adopted a Fund II incentive compensation plan (the Fund II promote plan) for participating employees, under which participants are entitled to share in a portion of the High Yield Fund II and the Diversified Risk Fund II promotes received by ARCap REIT. The Board of Managers approved the availability of 100,000 units for awards to employees, of which 19,955 units have been awarded as of December 31, 2005. The units are vested upon issuance.

The Company accrues the estimated value of deferred compensation under these plans over the service period, which ends when the units are fully vested. Subsequent to the final vesting date, changes in the estimated amount of deferred compensation will be recorded as an increase or decrease to earnings in the period in which such change occurs. For the year ended December 31, 2005, the Company expensed approximately $11,214,000 of deferred compensation expense.

15. SUBSEQUENT EVENT

In January 2006, the Fund II REIT incorporated ARCap 2005-1 Resecuritization, Inc. (2005-1 Resecuritization), as a wholly owned subsidiary. The Diversified Risk Fund II and the Fund II REIT then contributed 105 CMBS certificates with a fair value of approximately $340,000,000 to 2005-1 Resecuritization for deposit with ARCap 2005-1 Resecuritization Trust (2005-1 Trust). The 2005-1 Trust resecuritized the pooled certificates into a Collateralized Debt Obligation (2005-1 CDO) offering and issued $262,600,000 in notes of Class A through F with fixed rate coupons ranging from 5.45% to 6.69%.